UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 5, 2015

EXPRESS SCRIPTS HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-35490	45-2884094
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Express Way, St. Louis, MO	63121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number including area code: 314-996-0900

No change since last report

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in the Current Report on Form 8-K filed on December 15, 2014 (the “December 2014 8-K”) by Express Scripts Holding Company (the “Company), Mr. James M. Havel was appointed the Company’s Executive Vice President and Interim Chief Financial Officer, effective January 2, 2015. Pursuant to this appointment, on January 2, 2015 Mr. Havel entered into an Executive Employment Agreement with the Company, which is substantially similar to the form of Executive Employment Agreement used with all other senior executives (other than CEO), which was previously described in the Company’s Current Report on Form 8-K dated March 24, 2014 and a copy of which has been filed as Exhibit 10.2 thereto, except that eligibility for “Tenured Retirement” requires 3.5 years of service on the Company’s Senior Staff (as such terms are defined in the Executive Employment Agreement), as opposed to 4.5 years. Mr. Havel’s compensation arrangements were previously described in Item 5.02 of the December 2014 8-K, which description is incorporated herein by reference. On January 2, 2015, Mr. Havel also entered into an indemnification agreement with the Company, which is substantially similar to the form of indemnification agreement used with all other senior executives, which was previously described in the Company’s Current Report on Form 8-K dated March 5, 2014 and a copy of which has been filed as Exhibit 10.1 thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPRESS SCRIPTS HOLDING COMPANY

Date: January 5, 2015	By:	/s/ Keith J. Ebling
Keith J. Ebling Executive Vice President and General Counsel